UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 22, 2005
ViewCast.com, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-29020	75-2528700
(Commission File Number)	(IRS Employer Identification No.)

17300 North Dallas Parkway, Suite 2000
Dallas, Texas	75248-1191
(Address of Principal Executive Offices)	(Zip Code)
(972) 488-7200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 22, 2005, the Amended and Restated Loan and Security Agreement (the “Agreement”) dated as of October 15, 2003 by and among ViewCast.com, Inc. (the “Registrant”), Osprey Technologies, Inc. and Videoware, Inc. and the Ardinger Family Partnership, Ltd. (the “Lender”) was amended. The general partner of the Lender is H.T. Ardinger, Jr., the Chairman of the Board of the Registrant and the Registrant’s largest stockholder.
     The Agreement was amended as follows:
•	The maximum principal amount to be issued under the Revolving Credit Facility (as defined in the Agreement) was increased from $3,500,000 to $4,000,000;

•	The commencement date for the principal payments under the Promissory Note due April 1, 2006 was extended from July 31, 2005 to November 30, 2005;

•	The mandatory prepayment provision was amended to require that the Borrower prepay $1,100,000 plus any principal amount outstanding under the Revolving Credit Facility in excess of $3,500,000 (the Agreement previously provided that only $1,100,000 was required to be prepaid) from the net proceeds of (i) any loan from a third party to Borrower or a subsidiary of Borrower; (ii) the proceeds of any equity offering by Borrower or a subsidiary of Borrower; or (iii) the sale of Borrower or any subsidiary of Borrower. (The Agreement previously did not require prepayment from the net proceeds of the sale of Borrower or any subsidiary of Borrower.)

•	The commencement date for the payment of accrued interest under the Agreement was extended from July 31, 2005 to November 30, 2005.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     10.1  Letter Agreement Amending the Revolving and Term Credit Facility dated July 22, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.
Date: July 27, 2005	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement Amending Revolving and Term Credit Facility dated July 22, 2005.